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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-07959, No. 333-42161, No. 333-59305, No.
333-72531 and No. 333-52482) and the Registration Statements on Form S-3 (No. 333-107286, No. 333-35343, No. 333-33997, No. 333-71053, No. 333-52474, and No.
333-90960) of Endologix, Inc. of our report dated March 10, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Orange County, California
March 23, 2004